1993 ADDENDUM
                                TO
                           MUELLER CO.

     CLEVELAND HOURLY RETIREMENT SAVINGS AND INVESTMENT PLAN
     -------------------------------------------------------


     The Mueller Co. Cleveland Hourly Retirement Savings and Investment Plan established effective July 1, 1992 by means of the Goodwin, Procter & Hoar Regional Prototype Non-Standard Profit Sharing Section 401(k) Plan Basic Plan Document No. 1, Adoption Agreement 002 and Attachment thereto is hereby further amended as follows:

     1. Effective July 1, 1993, the term "Entry Date" shall mean the first day of each calendar quarter.

     2. Effective July 1, 1993, Section 4.04B is hereby amended by adding the following to the end thereof:

     "A Member who suspends contributions may resume contributions as of any Entry Date which succeeds the date of suspension by at least six (6) months, by means of a written notice to the Plan Administrator at least thirty (30) days prior to the date on which the resumption is to be effective."

     3. Effective January 1, 1993, Section 7.05(a) is hereby amended by deleting the second, third and fourth paragraphs of said Section and substituting in lieu thereof the following:

     "If, upon termination of employment, the value of a Member's vested account balances derived from Employer and Employee contributions is not greater than $3,500, the Member shall receive a distribution of the value of his vested account balances in a lump sum pursuant to the provisions of Section
     7.07 within a reasonable time after his termination of employment.

     If, upon termination of employment, a Member has no vested interest in his Matching Account, the Member shall be deemed to have received a distribution of his interest in such Account as of his termination date and the non-vested portion of his Matching Account shall be treated as a forfeiture as of such date and applied to reduce future Matching Contributions."

     3. Effective July 1, 1993, withdrawals of a Member's Elective Deferral Contributions in excess of the minimum one percent (1%) Elective Deferral Contribution will be permitted from a Member's Elective Deferral Account pursuant to Section 7.06(b)(i) of the Basic Plan Document. A Member who withdraws from his Elective Deferral Account shall be prohibited from making Elective Deferrals in excess of one percent (1%) of his Compensation to the Trust for the twelve (12) month period following such withdrawal.

     4. Effective October 1, 1993, with respect to each Member who elects to make a hardship withdrawal from his Elective Deferral Account, pursuant to
Section 7.06(b) of the Basic Plan Document, in determining that such Member is not able to meet his "Financial Hardship" from any other reasonably available resources, the Plan Administrator may reasonably rely upon the written certification of the Member given in accordance with the regulations promulgated under Section 401(k) of the Code. In addition, Section 7.06(b)(iv) of the Basic Plan is further amended to delete subsections (B) and (D) in their entireties and to renumber subsection (C) as (B).

     4. Effective October 1, 1993, Members shall be permitted to borrow from the Plan pursuant to Section 7.10 of the Basic Plan Document; provided, however, that Members shall not be permitted to borrow from their Employer or Matching Accounts.

     IN WITNESS WHEREOF, the foregoing has been executed by a duly authorized member on behalf of the Tyco Laboratories, Inc. Retirement Committee this 16
                                                                          --
day of December, 1993.
       -------

                              TYCO LABORATORIES, INC. RETIREMENT
                              COMMITTEE


                              By /s/ John A. Helfrich
                                -----------------------------------
27236.b1
10/4/93 12:10 pm